                                                                   EXHIBIT 99.5


                       APACHE CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS



         The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas producing properties from BP p.l.c. (BP) during the first and second quarter of 2003.

         The pro forma condensed consolidated statements of operations are presented to show income from continuing operations as if the BP transaction occurred as of the beginning of each period presented. The pro forma condensed consolidated balance sheet is based on the assumption that the BP transaction occurred effective March 31, 2003.

         Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the BP transaction occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Apache's Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and the Statement of Combined Revenues and Direct Operating Expenses included herein.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (In thousands, except per share amounts)


                                                        APACHE                BP             PRO FORMA
                                                      HISTORICAL          HISTORICAL         ADJUSTMENTS           PRO FORMA
                                                   ---------------     ---------------     ---------------      ---------------
REVENUES
   Oil and gas production revenues ...........     $     2,559,748     $       930,549     $            --      $     3,490,297
   Other revenues (losses) ...................                 125                  67                  --                  192
                                                   ---------------     ---------------     ---------------      ---------------
                                                         2,559,873             930,616                  --            3,490,489
                                                   ---------------     ---------------     ---------------      ---------------

OPERATING EXPENSES
   Depreciation, depletion and amortization ..             843,879                  --             322,227 (a)        1,166,106
   International impairments .................              19,600                  --                  --               19,600
   Operating costs ...........................             563,779             397,174                  --              960,953
   General and administrative ................             104,588                  --               4,140 (b)          108,728
   Financing costs, net ......................             112,833                  --              11,211 (c)          115,944
                                                                                                    (8,100)(d)
                                                   ---------------     ---------------     ---------------      ---------------

                                                         1,644,679             397,174             329,478            2,371,331
                                                   ---------------     ---------------     ---------------      ---------------

PREFERRED INTERESTS OF SUBSIDIARIES ..........              16,224                  --                  --               16,224
                                                   ---------------     ---------------     ---------------      ---------------

INCOME BEFORE INCOME TAXES ...................             898,970             533,442            (329,478)           1,102,934
   Provision (benefit) for income taxes ......             344,641                  --              74,052 (e)          418,693
                                                   ---------------     ---------------     ---------------      ---------------

NET INCOME ...................................             554,329             533,442            (403,530)             684,241
   Preferred stock dividends .................              10,815                  --                  --               10,815
                                                   ---------------     ---------------     ---------------      ---------------

INCOME ATTRIBUTABLE TO COMMON STOCK ..........     $       543,514     $       533,442     $      (403,530)     $       673,426
                                                   ===============     ===============     ===============      ===============

NET INCOME PER COMMON SHARE:
   Basic .....................................     $          3.66                                              $          4.25
   Diluted ...................................     $          3.60                                              $          4.18

Average common shares outstanding ............             148,617                                   9,901 (f)          158,518

Diluted common shares outstanding ............             152,306                                   9,901 (f)          162,207



 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                    (In thousands, except per share amounts)


                                                                APACHE             BP            PRO FORMA
                                                              HISTORICAL       HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                             -------------    -------------    -------------    -------------
REVENUES
   Oil and gas production revenues .......................   $     975,162    $     193,141    $          --    $   1,168,303
   Other revenues (losses) ...............................          (8,553)               3               --           (8,550)
                                                             -------------    -------------    -------------    -------------
                                                                   966,609          193,144               --        1,159,753
                                                             -------------    -------------    -------------    -------------

OPERATING EXPENSES
   Depreciation, depletion and amortization ..............         214,349               --           49,157 (a)      263,506
   Asset retirement obligation accretion .................           5,313               --            4,715 (g)       10,028
   Operating costs .......................................         170,550           93,825               --          264,375
   General and administrative ............................          27,831               --            1,035 (b)       28,866
   Financing costs, net ..................................          25,921               --            2,351 (c)       26,070
                                                                                                      (2,202)(d)
                                                             -------------    -------------    -------------    -------------
                                                                   443,964           93,825           55,056          592,845
                                                             -------------    -------------    -------------    -------------
PREFERRED INTERESTS OF SUBSIDIARIES ......................           3,362               --               --            3,362
                                                             -------------    -------------    -------------    -------------

INCOME BEFORE INCOME TAXES ...............................         519,283           99,319          (55,056)         563,546
   Provision for income taxes ............................         206,986          (14,552)          15,350 (e)      207,784
                                                             -------------    -------------    -------------    -------------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE .............         312,297          113,871          (70,406)         355,762
   Cumulative effect of change in accounting
     principle, net of income tax ........................          26,632               --               --           26,632
                                                             -------------    -------------    -------------    -------------

NET INCOME (LOSS) ........................................         338,929          113,871          (70,406)         382,394
   Preferred stock dividends .............................           1,420               --               --            1,420
                                                             -------------    -------------    -------------    -------------

INCOME ATTRIBUTABLE TO COMMON STOCK ......................   $     337,509    $     113,871    $     (70,406)   $     380,974
                                                             =============    =============    =============    =============

BASIC NET INCOME PER COMMON SHARE:
   Before change in accounting principle .................   $        1.95                                      $        2.19
   Cumulative effect of change in accounting principle ...            0.17                                               0.17
                                                             -------------                                      -------------
                                                             $        2.12                                      $        2.36
                                                             =============                                      =============

DILUTED NET INCOME PER COMMON SHARE:
   Before change in accounting principle .................   $        1.94                                      $        2.18
   Cumulative effect of change in accounting principle ...            0.16                                               0.16
                                                             -------------                                      -------------

                                                             $        2.10                                      $        2.34
                                                             =============                                      =============

Average common shares outstanding ........................         159,255                             2,200 (h)      161,455

Diluted common shares outstanding ........................         160,580                             2,200 (h)      162,780


 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                      APACHE CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003
                                 (In thousands)


                                                             APACHE              PRO FORMA
                                                           HISTORICAL           ADJUSTMENTS              PRO FORMA
                                                         ---------------     -----------------       -----------------
ASSETS
   Current assets.....................................   $       998,166     $         (25,255)(1,3) $         972,911
   Net property and equipment.........................         9,642,951               919,835 (1,4)        10,569,007
                                                                                         6,221 (2)
   Other assets.......................................           231,165                16,181 (4)             247,346
                                                         ---------------     -----------------       -----------------
                                                         $    10,872,282     $         916,982       $      11,789,264
                                                         ===============     =================       =================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities................................   $       728,605     $          11,365 (3)   $         739,970
   Long-term debt.....................................         1,943,364               604,349 (1)           2,547,713
   Deferred credits and other noncurrent liabilities..         1,960,125               301,268 (4)           2,261,393
   Preferred interests of subsidiaries................           437,088                    --                 437,088
                                                         ---------------     -----------------       -----------------

      Total Liabilities...............................         5,069,182               916,982               5,986,164

   Shareholders' equity...............................         5,803,100                    --               5,803,100
                                                         ---------------     -----------------       -----------------
                                                         $    10,872,282     $         916,982       $      11,789,264
                                                         ===============     =================       =================



 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


BASIS OF PRESENTATION

         The unaudited pro forma statement of operations for the year ended December 31, 2002, is based on the audited financial statements of Apache for the year ended December 31, 2002, the audited statement of combined revenues and direct operating expenses for the BP properties for the year ended December 31, 2002, and the adjustments and assumptions described below.

         The unaudited pro forma statement of operations for the three months ended March 31, 2003, and the unaudited pro forma balance sheet as of March 31, 2003, are based on the unaudited financial statements of Apache as of and for the three months ended March 31, 2003, the unaudited statement of combined revenues and direct operating expenses for the BP properties for the three months ended March 31, 2003, and the adjustments and assumptions described below.


PRO FORMA ADJUSTMENTS

         THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS REFLECT THE FOLLOWING
         ADJUSTMENTS:

a. Record incremental depreciation, depletion and amortization expense, using the units-of-production method, resulting from the purchase of the BP properties.

b. Record assumed increase in general and administrative expense as a result of the purchase of the BP properties.

c. Record interest expense associated with debt of approximately $604 million incurred under Apache's global credit facility to fund a portion of the purchase price before consideration of purchase price adjustments. Applicable interest rates on the facility were 1.9 percent for 2002 and 1.3 percent for the quarter ended March 31, 2003.

d. Record capitalized interest, assuming $123 million of the purchase price is allocated to unproved oil and gas properties with the balance of the purchase price allocated to proved properties. Capitalized interest relating to unproved properties reflects a rate of 6.6 percent for 2002 and 7.1 percent for the quarter ended March 31, 2003.

e. Record a pro forma income tax provision, assuming a 35 percent rate for the Gulf of Mexico portion and 43 percent for the North Sea portion.

f. Record the issuance of 9.9 million shares of Apache common stock to finance the acquisition.

g.       Record asset retirement obligation on properties acquired from BP.

h. Record adjustment to reflect issuance of 9.9 million shares as of January 1, 2003.

                       APACHE CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - (CONTINUED)


THE UNAUDITED PRO FORMA BALANCE SHEET REFLECTS THE FOLLOWING ADJUSTMENTS ASSOCIATED WITH THE BP ACQUISITION ACTIVITY SUBSEQUENT TO MARCH 31, 2003:

1. Record the purchase price for the BP properties, net of estimated purchase price adjustments totaling $95 million, funded with:

         o Cash and proceeds from additional borrowings of approximately $604 million.

         o Purchase price adjustments are subject to further review and audit.

2.       Record transaction costs, which are primarily investment banking fees.

3.       Record acquired working capital items.

4. Record asset retirement obligation, additional deferred tax liabilities and other miscellaneous long-term assets and liabilities.

                       APACHE CORPORATION AND SUBSIDIARIES
                 PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                   (UNAUDITED)


         The following table sets forth certain unaudited pro forma information concerning Apache's proved oil and gas reserves at December 31, 2002, giving effect to the BP transaction as if it had occurred on January 1, 2002. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.


PROVED OIL AND NATURAL GAS RESERVES

                                                                         NATURAL GAS
                                                     -----------------------------------------------------
                                                         APACHE                BP              PRO FORMA
                                                     ---------------    ---------------    ---------------
                                                                     (MILLION CUBIC FEET)
December 31, 2001 ................................         4,005,331            337,810          4,343,141
Extension, discoveries and other additions .......           210,537                 --            210,537
Purchase of minerals in-place ....................           220,572                 --            220,572
Revisions of previous estimates ..................            21,423                 --             21,423
Production .......................................          (394,341)           (89,205)          (483,546)
Sales of properties ..............................            (8,886)                --             (8,886)
                                                     ---------------    ---------------    ---------------
December 31, 2002 ................................         4,054,636            248,605          4,303,241
                                                     ===============    ===============    ===============
Proved developed reserves
    December 31, 2001 ............................         3,203,817            337,810          3,455,265
                                                     ===============    ===============    ===============
    December 31, 2002 ............................         3,206,533            248,605          3,455,138
                                                     ===============    ===============    ===============


                                                            OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                      -----------------------------------------------------
                                                         APACHE                BP             PRO FORMA
                                                     ---------------    ---------------    ---------------
                                                                    (THOUSANDS OF BARRELS)
December 31, 2001 ................................           599,388            211,507            810,895
Extension, discoveries and other additions .......            85,689                 --             85,689
Purchase of minerals in-place ....................            12,164                 --             12,164
Revisions of previous estimates ..................            (1,205)                --             (1,205)
Production .......................................           (58,920)           (26,392)           (85,312)
Sales of properties ..............................              (351)                --               (351)
                                                     ---------------    ---------------    ---------------
December 31, 2002 ................................           636,765            185,115            821,880
                                                     ===============    ===============    ===============
Proved developed reserves
    December 31, 2001 ............................           411,782            211,507            623,289
                                                     ===============    ===============    ===============
    December 31, 2002 ............................           414,375            185,115            599,490
                                                     ===============    ===============    ===============

                       APACHE CORPORATION AND SUBSIDIARIES
          PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES - (CONTINUED)
                                   (UNAUDITED)



         The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Apache as of December 31, 2002, net of income tax expense, and giving effect to the acquisition of the BP properties as if it had occurred on January 1, 2002. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 2002. Cash flows relating to the BP properties are based on Apache's evaluation of reserves and on information provided by BP. Future income tax expense on the BP properties is based on Apache's purchase price allocation. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to Apache's financial statements for the fiscal year ended December 31, 2002, and the Statement of Combined Revenues and Direct Operating Expenses included herein, for a discussion of the assumptions used in preparing the information presented.

FUTURE NET CASH FLOWS                                     APACHE              BP              PRO FORMA
---------------------                                ---------------    ---------------    ---------------
                                                                         (IN THOUSANDS)
Cash inflows .....................................   $    33,806,360    $     6,670,231    $    40,476,591
Production and development costs .................        (9,075,565)        (3,977,203)       (13,052,768)
Income tax expense ...............................        (7,669,504)          (615,304)        (8,284,808)
                                                     ---------------    ---------------    ---------------
Net cash flows ...................................        17,061,291          2,077,724         19,139,015
10% discount rate ................................        (7,909,671)          (436,705)        (8,346,376)
                                                     ---------------    ---------------    ---------------
Discounted future net cash flows .................   $     9,151,620    $     1,641,019    $    10,792,639
                                                     ===============    ===============    ===============


         The following table sets forth the principal sources of change in discounted future net cash flows:

                                                         APACHE               BP              PRO FORMA
                                                     ---------------    ---------------    ---------------
                                                                        (IN THOUSANDS)
Sales, net of production costs ...................   $    (1,994,631)   $      (533,442)   $    (2,528,073)
Net change in prices and production costs ........         4,767,785          1,658,306          6,426,091
Discoveries and improved recovery, net of
  related costs ..................................         1,885,266                 --          1,885,266
Change in future development costs ...............           222,160                 --            222,160
Revisions of quantities ..........................           (15,400)                --            (15,400)
Purchases of minerals in-place ...................           603,608                 --            603,608
Accretion of discount ............................           737,112             91,168            828,280
Change in income taxes ...........................        (2,200,925)          (458,264)        (2,659,189)
Sales of properties ..............................           (14,502)                --            (14,502)
Change in production rates and other .............          (382,314)                --           (382,314)
                                                     ---------------    ---------------    ---------------
                                                     $     3,608,159    $       757,768    $     4,365,927
                                                     ===============    ===============    ===============